UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2010

INNOVARO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15941	59-3603677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue Tampa, FL	33605
(Address of Principal Executive Offices)	(Zip Code)

(813) 754-4330

(Registrant’s telephone number, including area code)

UTEK CORPORATION

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below under Item 5.07 regarding Holly Callen Hamilton, Keith A. Witter and Kwabena Gyimah-Brempong is incorporated herein by reference. The submission of resignation offers by Messrs. Witter and Gyimah-Brempong and Ms. Callen Hamilton and our board of directors’ decision to accept such resignation offers were solely made in connection with the Majority Withheld Vote Policy described in Item 5.07 below and were not due to any disagreement between us and Messrs. Witter or Gyimah-Brempong or Ms. Callen Hamilton. In connection with the acceptance of these resignation offers, our board of directors decreased the number of members on our board of directors from nine to six.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 8, 2010, we held an annual meeting of stockholders to: (i) elect nine directors who will serve for one year, or until their successors are elected and qualified; (ii) ratify the selection of Pender Newkirk & Company LLP to serve as our registered independent public accounting firm for the year ending December 31, 2010; (iii) approve an amendment to our amended and restated employee stock option plan to increase the number of shares authorized for issuance; (iv) approve the adoption of our restricted stock plan; and (v) approve an amendment to our certificate of incorporation to change our name to Innovaro, Inc.

The number of shares of common stock entitled to vote at the annual meeting was 12,286,768. The number of shares of common stock present or represented by valid proxy at the annual meeting was 8,903,816.

All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected. However, because Holly Callen Hamilton, Keith A. Witter and Kwabena Gyimah-Brempong received a greater number of votes “withheld” for election as a director than votes “for” such election, they tendered their respective conditional resignations to our board of directors on July 8, 2010. Pursuant to our Corporate Governance Guidelines and Majority Withheld Vote Policy contained therein, directors are expected to tender a conditional offer of resignation to our board of directors following certification of the stockholder vote at which he or she receives a greater number of votes “withheld” for his or her election as a director than votes “for” such election. The conditional resignation offers were first considered by the nominating and corporate governance committee of our board of directors (with Messrs. Witter and Gyimah-Brempong and Ms. Callen Hamilton abstaining) and then by our full board of directors (also with Messrs. Witter and Gyimah-Brempong and Ms. Callen Hamilton abstaining). In light of the results at the annual meeting, our board of directors, following the deliberation process outlined in our Corporate Governance Guidelines, determined unanimously to accept the resignations of Messrs. Witter and Gyimah-Brempong and Ms. Callen Hamilton as members of our board of directors.

The number of votes case for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(i) Election of Nine Directors for a One-Year Term

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Berset	6,712,528	552,416	1,638,872
Kwabena Gyimah-Brempong	1,333,852	5,931,092	1,638,872
Henry Chesbrough	7,195,897	69,047	1,638,872
Holly Callen Hamilton	1,312,077	5,952,867	1,638,872
John Micek III	7,184,484	80,460	1,638,872
Charles Pope	7,194,942	70,002	1,638,872
Mark Radcliffe	7,195,897	69,047	1,638,872
Keith A. Witter	976,707	6,288,237	1,638,872
Douglas Schaedler	7,143,321	121,623	1,638,872

(ii) Ratification of Auditors

Stockholders ratified the appointment of Pender Newkirk & Company LLP as our registered independent public accounting firm for the year ending December 31, 2010. The results of the voting included 8,717,093 votes for, 78,973 votes against and 107,750 votes abstained.

(iii) Amendment to Employee Stock Option Plan

Stockholders approved the amendment of our amended and restated employee stock option plan to increase the number of shares authorized for issuance. The results of the voting included 6,436,253 votes for, 401,241 votes against and 427,450 votes abstained. There were 1,638,872 broker non-votes regarding this proposal.

(iv) Adoption of Restricted Stock Plan

Stockholders approved the adoption of our restricted stock plan. The results of the voting included 6,507,709 votes for, 235,085 votes against and 522,150 votes abstained. There were 1,638,872 broker non-votes regarding this proposal.

(v) Approval to Change Our Name to Innovaro, Inc.

Stockholders approved a proposal to amend our amended and restated certificate of incorporation to change our name to “Innovaro, Inc.” The results of the voting included 8,635,538 votes for, 89,544 votes against and 178,734 votes abstained.

Item 8.01	Other Events

On July 12, 2010 the Company raised $3.8 million in gross proceeds in connection with the sale of 1,481,481 shares of its common stock priced at $2.565 per share in a registered offering to three institutional investors.

In addition to the shares of common stock, the investors in the offering received Series A warrants to purchase up to 1,481,481 shares of common stock with an exercise price of $3.49 per share and Series B warrants which provides the holders thereof with the right to purchase up to 893,519 shares of common stock for a nominal price under certain circumstances. Specifically, the Series B warrants will become initially exercisable on the 60 day and 120 day anniversary dates of their issuance if, and only if, 90% of the average of the weighted average price of the Company’s common stock during the 10 trading days preceding such anniversary dates is less than the $2.565 per share purchase price of the common stock issued in the registered offering. If the price of the common stock is above this market price threshold on both of these measurement dates, then the holders of Series B warrants will not be entitled to purchase any shares of the Company’s common stock thereunder and the Series B warrants will expire worthless.

The Company received net proceeds, after deducting the advisory fees and offering expenses, of approximately $3.3 million in connection with the offering. The Company expects to use the net proceeds from the offering to continue its development of an innovation management platform, for general corporate purposes and to effectuate strategic acquisitions of other companies in its business sector.

The shares of common stock and warrants were offered and sold pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission. Additional information and details with respect to the offering are included in a prospectus supplement that the Company has filed with the SEC. The registration statement and prospectus supplement may be obtained from the SEC’s website at www.sec.gov or from the Company by contacting Investor Relations at (813) 754-4330 x 247. Raymond James & Associates, Inc. acted as the Company’s advisor in connection with the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: July 12, 2010	By:	/S/ CAROLE R. WRIGHT
Carole R. Wright
Chief Financial Officer